UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

CLEAR SECURE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-40568	86-2643981
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 10th Avenue, 9th Floor, New York, NY 10011
(Address of Principal Executive Offices) (Zip Code)

(646) 723-1404

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	YOU	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On August 1, 2024, the board of directors (the “Board”) of Clear Secure, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), voted to appoint Peter Scher as a director of the Board and a member of the Nominating Committee, effective immediately. In connection with Mr. Scher’s appointment, the Board increased the size of the Board to nine directors. Mr. Scher was appointed to serve as a member of the Board until the 2025 annual meeting of stockholders and his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal.

Since 2021, Peter Scher has served as the Vice Chairman of JPMorganChase (NYSE: JPM), a global finance company, and, since 2018, he has served as a member of the firm’s Operating Committee. He has held a number of key leadership roles at JPMorganChase, including as the Head of Global Government Relations from 2008 to 2011, Global Head of Corporate Responsibility from 2011 to 2021, and Chairman of the Mid-Atlantic Region from 2015 to 2021. He leads several business functions, including Morgan Health, a business unit focused on investing in and improving the delivery of employer based health care; cross-business leadership teams in all U.S. markets; and the JP Morgan International Council. Prior to joining JPMorganChase, Mr. Scher was a Partner, Chair of the Government and Global Trade Practice and Head of the Washington office of Mayer Brown, a global law firm, from 2000 to 2008. He was nominated by President Bill Clinton and confirmed by the U.S. Senate as U.S. Special Trade Ambassador, a position he held from 1997 to 2000, following senior roles in the U.S. Government. He was a founder, and served as the Chairman of the Board, of the Greater Washington Partnership, an alliance of business and civic leaders, and is a member of the Board of Directors of Centivo, a healthcare company. Mr. Scher holds a Bachelor’s Degree in Political Science from American University and a Juris Doctor from American University’s Washington College of Law. The Company believes Mr. Scher’s management positions and experience in business strategy, community impact and policy, as well as his experience in financial services, healthcare and business leadership generally, make him well qualified to serve on the Board.

Mr. Scher will be entitled to applicable retainer fees and equity awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2024. Mr. Scher entered into the Company’s standard indemnification agreement, the form of which was previously filed with the SEC on June 7, 2021, as Exhibit 10.1 to the Company’s Registration Statement on Form S-1.

There is no other arrangement or understanding between Mr. Scher and any other person pursuant to which he was appointed as a director of the Board and member of the Nominating Committee, nor is there any family relationship between Mr. Scher and any other director of the Company or executive officer of the Company. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Scher had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SECURE, INC.

Date:	August 1, 2024	By:	/s/ Lynn Haaland
			Name:	Lynn Haaland
			Title:	General Counsel & Chief Privacy Officer